Exhibit 99.1

MARINEMAX ELECTS NEW MEMBER TO ITS BOARD OF DIRECTORS

CLEARWATER, FL, September 27, 2021 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer, today announced that Adam M. Johnson has been elected to its Board of Directors.

Adam Johnson has served as the Chairman and Chief Executive Officer of NetJets, Inc. since June 2015.  During his 25-year career with NetJets, a Berkshire Hathaway company, he has served in many senior leadership roles including: President of Global Sales, Marketing and Service; Senior Vice President of NetJets Administrative Services; Senior Vice President of Logistics; and Executive Director of the NetJets Aviation Flight Center. Adam received a bachelor’s degree in business management from Ohio State University and is a licensed pilot.

William Brett McGill, Chief Executive Officer and President of the Company, stated, “We are very excited and honored to have Adam join our Board of Directors.  Adam’s passion for business aviation and his dedication to safety and service for NetJets customers, aligns well with MarineMax’s commitment to exceeding our customer’s expectations.  We are confident that he will be a strong addition to our Board and his years of experience, plus his passion for boating, will complement our ongoing efforts to continue profitably growing MarineMax.  On behalf of the Board, we welcome Adam and look forward to his future contributions to the Company.”

Adam Johnson added, “I am excited to join the MarineMax Board of Directors.  MarineMax, like NetJets is the clear leader in their industry. Many similarities exist between the two business models and I look forward to the opportunity to assist the Company in achieving its strategic goals and objectives.”

About MarineMax

MarineMax is the world’s largest recreational boat and yacht retailer, selling new and used recreational boats, yachts and related marine products and services, as well as providing yacht brokerage and charter services. MarineMax has over 100 locations worldwide, including 77 retail dealership locations, which includes 31 marinas or storage operations. Through Fraser Yachts and Northrop and Johnson, the Company also is the largest super-yacht services provider, operating locations across the globe. Cruisers Yachts, a MarineMax company, manufacturers boats and yachts with sales through our select retail dealership locations and through independent dealers. MarineMax provides finance and insurance services through wholly owned subsidiaries and operates MarineMax Vacations in Tortola, British Virgin Islands.  The Company also operates Boatyard, a pioneering digital platform that enhances the boating experience. MarineMax is a New York Stock Exchange-listed company (NYSE: HZO). For more information, please visit www.marinemax.com.

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Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Mr. Johnson's contributions to the Board, the Company's efforts to continue profitably growing, and the Company's achievement of its strategic goals and objectives.  These statements are based on current expectations, forecasts, risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within our industry, the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2020 and other filings with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
	Michael H. McLamb	Brad Cohen or Dawn Francfort
	Chief Financial Officer	ICR, LLC.
	Abbey Heimensen	investorrelations@marinemax.com.
Public Relations
MarineMax, Inc.
727.531.1700